UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	January 28, 2022

First Bancorp

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

300 SW Main Street, Southern Pines, North Carolina	28387
(Address of Principal Executive Offices)	(Zip Code)

(910) 246-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered:
Common Stock, No Par Value	FBNC	The Nasdaq Global Select Market

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 28, 2022, First Bancorp (the “Company”), its subsidiary, First Bank (the “Bank”, and together with the Company, the “Employer”), and Michael G. Mayer, President of the Company, and President and Chief Executive Officer of the Bank (the “Executive”), executed an Amended and Restated Employment Agreement (the “Employment Agreement”). The Employment Agreement, which becomes effective on February 2, 2022 (the “Effective Date”), will replace Mr. Mayer’s existing employment agreement.

There follows a brief description of the terms and conditions of the Employment Agreement. Unless defined herein, capitalized terms have the meaning given them in the Employment Agreement, a copy of which is attached as Exhibit 99.1, and incorporated herein by reference.

The Employment Agreement provide for the Executive’s continued employment as President of the Company, and President and Chief Executive Officer of the Bank. Unless earlier terminated, the Employment Agreement has a term of one year beginning as on the Effective Date and ending as of February 2, 2023; provided, however, that on the first and each succeeding anniversary of the Effective Date, Executive’s period of employment will automatically be extended for one year unless written notice of non-extension is given at least 90 days prior to such anniversary (the “Employment Period”).

The Employer will pay the Executive a base salary of at least $725,000 per year (the “Base Salary”), less normal withholdings, payable in equal monthly or more frequent installments as are customary under the Bank’s payroll practices from time to time. The Employer will review the Executive’s total compensation at least annually and in its sole discretion may adjust the Executive’s total compensation from year to year, but during the Employment Period the Base Salary may not decrease below $725,000; and periodic increases in Base Salary, once granted, may not be revoked. The Executive will also be entitled to participate in all of the Employer’s annual incentive plans, long-term incentive plans, and savings, pension and retirement plans and practices (the “Benefit Plans”).

The Executive and his family will be eligible for participation in and will receive all benefits under all welfare benefit plans, practices, policies and programs provided by the Employer (including, without limitation, medical, hospitalization, prescription, dental, cancer, employee life, group life, accidental death and dismemberment, and travel accident insurance plans and programs) to the extent applicable to the Employer’s employees generally (the “Welfare Benefit Plans”).

The Executive will be entitled to receive prompt reimbursement for all reasonable expenses incurred in accordance with the Employer’s policies, practices and procedures, to the extent applicable to the Employer’s employees generally.

The Executive will be entitled to fringe benefits in accordance with the Employer’s plans, practices, programs and policies in effect for its employees generally.

The Executive’s employment will terminate automatically upon death. Otherwise, the Employer may terminate each Executive’s employment for Cause, Without Cause or if the Employer determines in good faith that the Disability of the Executive has occurred, after notice of such determination. Also, the Executive may voluntarily retire or resign (a “Voluntary Termination”), or may terminate his employment for Good Reason.

If the Employer terminates the Executive’s employment Without Cause, or the Executive terminates his employment for Good Reason, in each case, other than in connection with a Change of Control, then the Employer will pay the Executive (i) his Base Salary through the Date of Termination, (ii) any accrued vacation, sick and other leave pay, and (iii) an amount equal to one times the Executive's then existing Base Salary. In addition, for one year following the Date of Termination, the Employer will either reimburse the COBRA premiums paid for Executive and his family, or pay Executive an equivalent amount; provided, however, such payments will terminate in the event Executive enrolls in a group health plan offered by another employer that provides substantially similar coverage.

If the Executive’s employment terminates by reason of his death or Disability, the Executive’s legal representatives will receive all Accrued Obligations and Other Benefits.

If the Executive’s employment is terminated for Cause or in the event of a Voluntary Termination, the Executive will only be entitled to the following: (i) the Accrued Obligations will be paid in a lump sum in cash on the 30th day after the Date of Termination; and (ii) Other Benefits will be paid or provided in a timely manner, provided, however, that the Executive’s right to continue to participate in Welfare Benefit Plans will terminate on the 30th day following the Date of Termination, subject to any rights under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA).

In the event that the Employer terminates the Executive’s employment Without Cause, or the Executive terminates his employment for Good Reason, in any such case at the time of or within one year after a Change of Control, the Employer will pay the Executive: (i) his Accrued Obligations; and (ii) an amount equal to 2.99 times his Base Salary; provided, however, in the event a court of competent jurisdiction finds that the Executive has breached the non-compete and/or non-solicit covenants, described below, no payments will be due under item (ii) following the date of such finding. Additionally, for one year following the Date of Termination, the Employer will either reimburse the COBRA premiums paid for Executive and his family, or pay Executive an equivalent amount; provided, however, such payments will terminate in the event Executive enrolls in a group health plan offered by another employer that provides substantially similar coverage. Also, for the number of days remaining in the Employment Period from and after the Change of Control Termination Date, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Employer will continue benefits to the Executive and/or the Executive’s family at least equal to those which would have been provided to them in accordance with applicable Welfare Benefit Plans if the Executive’s employment had not been terminated; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive substantially the same benefits under the other employer’s plans as the Executive would receive under the Welfare Benefit Plans, the benefits provided by the Employer will terminate.

During the 12 calendar month period following the calendar month in which the Date of Termination or Change of Control Termination Date, as applicable, of Executive's employment for Cause, Executive's Voluntary Termination of Executive's employment or a Change of Control Termination occurs (the “Restricted Period”), the Executive may not Compete with the Company or any of its subsidiaries within the Territory composed of the circles surrounding the Bank’s then-existing banking offices, with each circle having the applicable banking office as its center point and a radius of 25 miles.

During the Restricted Period, within the applicable Territory, the Executive may not, directly or indirectly, individually or on behalf of any other person or entity (other than the Employer), offer to provide any Business services to any person or entity who is or was (i) a customer of any member of the Bank Group during any part of the 12-month period immediately prior to the Date of Termination or Change of Control Termination Date, as applicable, or (ii) a potential customer to whom any member of the Bank Group offered to provide Business services during any part of the 12-month period immediately prior to the Date of Termination or Change of Control Termination Date, as applicable.

During the Restricted Period, the Executive may not, directly or indirectly, individually or on behalf of any other person or entity, solicit, recruit or entice, directly or indirectly, any employee of any member of the Bank Group to leave the employment of such member to work with the Executive or with any person or other entity with whom the Executive is or becomes affiliated or associated.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(e) A brief description of the material terms of the Employment Agreement is contained in Item 1.01, “Entry into a Material Definitive Agreement,” above, and is incorporated herein by reference. Additionally, the Compensation Committee of the Board of Directors approved four retention and retirement payments of $125,000 per year to be paid into the Executive’s existing deferred compensation plan. The Executive is able to invest the funds in a variety of investment options and assumes the risk of the investment. The deferred compensation plan is more fully described in the Company’s proxy statement, filed with the SEC on March 23, 2021.

Additionally, effective for the 2022 fiscal year, the Committee increased the Executive’s target incentive bonus from 55% to 75% of his base salary, and increased his long-term equity grant from 60% to 85% of his base salary.

ITEM 8.01 – OTHER EVENTS

Richard H. Moore, the Company’s Chief Executive Officer, has been elected Chair of the Board of Directors of the Company and the Bank, replacing the current Chair, James C. Crawford, III. Mr. Crawford will continue to serve on the Boards of Directors in the newly-created role of Lead Independent Director.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

Exhibit 99.1	Employment Agreement by and among First Bancorp, First Bank and Michael G. Mayer, effective February 2, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Bancorp

Dated: January 28, 2022	/s/ Richard H. Moore
Richard H. Moore
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 99.1	Employment Agreement by and among First Bancorp, First Bank and Michael G. Mayer, effective February 2, 2022.